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                                                         Exhibit 21


              THE LACLEDE GROUP, INC. AND SUBSIDIARIES

                   SUBSIDIARIES OF THE REGISTRANT



                                                        PERCENT OF
                                                       VOTING STOCK
                                                           OWNED
                                                       ------------



Subsidiaries of The Laclede Group, Inc. (Parent)

   Laclede Gas Company                                      100%
   Laclede Pipeline Company                                 100%
   Laclede Investment LLC*                                  100%
   Laclede Development Company**                            100%
   Laclede Energy Services, Inc.                            100%
   SM&P Utility Resources, Inc.                             100%


  *Subsidiary Company of Laclede Investment LLC
       Laclede Energy Resources, Inc.                       100%
   Subsidiary Company of Laclede Energy Resources, Inc.
       Laclede Gas Family Services, Inc.                    100%
 **Subsidiary Company of Laclede Development Company
       Laclede Venture Corp.                                100%


All of the above corporations have been organized under the laws of the State of Missouri.